Exhibit 99.(c)(5)

Project CHARIOT

OCTOBER 28, 2005

Robert C. Oliver

Managing Director

(502) 425-3081

Lisa A. Marquard	Rutvik A. Mehta
(314) 342-2029	(314) 342-2992

Stifel, Nicolaus & Company, Incorporated

501 North Broadway

St. Louis, MO 63102

(314) 342-2000

www.stifel.com

Project Chariot

Shareholder Stratification:  Registered Shareholders(1)

Chariot Shares Per Shareholder	Number of Shareholders	Cumulative Shareholders	Remaining Shareholders	% of Shareholders	Cumulative % of Shareholders	Shares	Cumulative Shares	% of Shares	Cumulative % of Shares

1-99	130	130	266	32.83%	32.83%	4,004	4,004	0.19%	0.19%
100-199	113	243	153	28.54%	61.36%	13,778	17,782	0.66%	0.85%
200-299	40	283	113	10.10%	71.46%	9,322	27,104	0.44%	1.29%
300-399	20	303	93	5.05%	76.52%	6,911	34,015	0.33%	1.62%
400-499	5	308	88	1.26%	77.78%	2,062	36,077	0.10%	1.72%
500-599	11	319	77	2.78%	80.56%	5,525	41,602	0.26%	1.98%
600-699	12	331	65	3.03%	83.59%	7,448	49,050	0.35%	2.33%
700-799	4	335	61	1.01%	84.60%	2,900	51,950	0.14%	2.47%
800-899	3	338	58	0.76%	85.35%	2,550	54,500	0.12%	2.59%
900-999	1	339	57	0.25%	85.61%	965	55,465	0.05%	2.64%
1,000 & Over	57	396	0	14.39%	100.00%	2,046,970	2,102,435	97.36%	100.00%
Total	396	396	0	100.00%	100.00%	2,102,435	2,102,435	100.00%	100.00%

(1) Source data: Mellon Financial

Project Chariot

Shareholder Stratification:  Beneficial Shareholders

Chariot Shares Per CEDE Shareholder	Firms holding Street Name Shares(1)	Cumulative Firms	Remaining Firms	Number of Accounts(2)	Cumulative Number of Accounts	Shares(2)	Cumulative Shares

1-99	4	4	68	97	97	3,889	3,889
100-199	4	8	64	168	265	19,550	23,439
200-299	3	11	61	133	398	28,926	52,365
300-399	1	12	60	70	468	21,995	74,360
400-499	1	13	59	36	504	14,935	89,295
500-599	4	17	55	100	604	50,309	139,604
600-699	2	19	53	32	636	19,735	159,339
700-799	0	19	53	18	654	12,882	172,221
800-899	1	20	52	29	683	23,761	195,982
900-999	0	20	52	14	697	12,789	208,771
1,000 & Over	52	72	0	452	1,149	4,321,807(3)	3,620,084
Total	72	72	0	1,149	1,149	4,530,578	4,530,578

(1) Source data: Mellon Financial

(2) Source data: ADP and Mellon Financial

(3) Mellon Financial acknowledges data discrepancy in this category

Project Chariot

Shareholder Stratification:  Registered & Beneficial Shareholders

Chariot Shares Per Shareholder	Shareholders & Firms Holding Street Name Shares	Cumulative	Remaining	Remaining, excluding Firms Holding Street Name Shares	Shares	Cumulative Shares	% of Shares	Cumulative % of Shares

1-99	134	134	334	338	7,893	7,893	0.12%	0.12%
100-199	117	251	217	225	33,328	41,221	0.50%	0.62%
200-299	43	294	174	185	38,248	79,469	0.58%	1.20%
300-399	21	315	153	165	28,906	108,375	0.44%	1.63%
400-499	6	321	147	160	16,997	125,372	0.26%	1.89%
500-599	15	336	132	149	55,834	181,206	0.84%	2.73%
600-699	14	350	118	137	27,183	208,389	0.41%	3.14%
700-799	4	354	114	133	15,782	224,171	0.24%	3.38%
800-899	4	358	110	130	26,311	250,482	0.40%	3.78%
900-999	1	359	109	129	13,754	264,236	0.21%	3.98%
1,000 & Over	109	468	0	0	6,368,777	6,633,013	96.02%	100.00%
Total	468	468	0	0	6,633,013	6,633,013	100.00%	100.00%

Project Chariot

Cost Estimates

Market Price of Chariot:    $6.70

Chariot Shares Per	Cumulative	Remaining	Premium to Market Price(1)
Shareholder	Shares	Shareholders	0.00%	10.00%	20.00%	30.00%	40.00%	50.00%	60.00%
1-99	7,893	334	52,883	58,171	63,460	68,748	74,036	79,325	84,613
100-199	41,221	217	276,181	303,799	331,417	359,035	386,653	414,271	441,889
200-299	79,469	174	532,442	585,687	638,931	692,175	745,419	798,663	851,908
300-399	108,375	153	726,113	798,724	871,335	943,946	1,016,558	1,089,169	1,161,780
400-499	125,372	147	839,992	923,992	1,007,991	1,091,990	1,175,989	1,259,989	1,343,988
500-599	181,206	132	1,214,080	1,335,488	1,456,896	1,578,304	1,699,712	1,821,120	1,942,528
600-699	208,389	118	1,396,206	1,535,827	1,675,448	1,815,068	1,954,689	2,094,309	2,233,930
700-799	224,171	114	1,501,946	1,652,140	1,802,335	1,952,529	2,102,724	2,252,919	2,403,113
800-899	250,482	110	1,678,229	1,846,052	2,013,875	2,181,698	2,349,521	2,517,344	2,685,167
900-999	264,236	109	1,770,381	1,947,419	2,124,457	2,301,496	2,478,534	2,655,572	2,832,610
1,000 & Over	6,633,013	0	44,441,187	48,885,306	53,329,425	57,773,543	62,217,662	66,661,781	71,105,899

(1) For illustration purposes only. These premiums bear no relationship to ongoing valuation analysis and are included herein for discussion purposes only.